Exhibit 99.1

SPECIAL DIVERSIFIED OPPORTUNITIES INC. ADOPTS

TAX BENEFIT PRESERVATION STOCKHOLDER RIGHTS PLAN

WILMINGTON, DE, April 28, 2016 — Special Diversified Opportunities Inc. (the “Company”) (OTC:SDOI), today announced that its Board of Directors has approved the adoption of a tax benefit preservation stockholder rights plan (the “rights plan”) designed to protect the Company’s valuable federal net operating losses (NOLs) under Section 382 of the Internal Revenue Code.

As of December 31, 2015, the Company had NOLs amounting to approximately $20.1 million. The Company may utilize these tax attributes in certain circumstances to offset future U.S. taxable income and reduce its U.S. federal income tax liability, which may arise even in periods when the Company incurs an accounting loss for reporting purposes. However, the Company’s ability to use its NOLs could be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if certain ownership changes related to the Company’s stock held by a 5% or greater stockholder exceeded 50%, measured over various measuring points over a three-year period beginning with the last ownership change. These provisions can be triggered not only by merger and acquisition activity, but by normal market trading as well. The rights plan is designed to deter trading that would lead to the loss of the Company’s valuable NOLs and a resulting reduction in the Company’s value.

The Company’s Board of Directors has the discretion to exempt an acquisition of common stock from the provisions of the rights plan if it determines that the acquisition will not jeopardize tax benefits or is otherwise in the Company’s best interests. The rights plan was adopted with the sole intent of preserving the Company’s tax attributes, which are important and valuable assets of the Company, and not with the goal of deterring any strategic transactions. The rights plan has a limited life and is not intended for defensive or anti-takeover purposes. The Board of Directors is open to considering all alternatives to maximize stockholder value.

In connection with the adoption of the rights plan, on April 27, 2016, the Board declared a non-taxable dividend of one preferred share purchase right for each outstanding share of common stock to the Company’s stockholders of record as of the close of business on May 16, 2016. Under the Company’s rights plan, when a person or group has obtained beneficial ownership of 4.9% or more of the Company’s common stock, or an existing holder (as of April 27, 2016) with greater than 4.9% ownership acquires more shares representing an additional 1.0% of the Company’s common stock, there would be a triggering event that may result in the exercise of the preferred share purchase rights, which would cause significant dilution in the economic interest and voting power of such person or group.

The rights plan has a termination date of April 27, 2017, subject to earlier termination in certain circumstances, including by the Board of Directors at any time prior to the preferred share purchase rights being triggered. Additional information regarding the tax benefit preservation rights plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company is filing with the Securities and Exchange Commission.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the value and treatment of the Company’s NOLs. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers, and other risks contained in reports filed by the Company with the Securities and Exchange Commission, included in our Form 10-K for the year ended December 31, 2015. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.